Exhibit 31.2
CHIEF EXECUTIVE OFFICER'S CERTIFICATION
I, Jonathan M. Jaffe, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report filed on Form 10-K/A of Lennar Corporation; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ JONATHAN M. JAFFE
Name: Jonathan M. Jaffe Title: Co-Chief Executive Officer and President

Date: April 25, 2024